UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, SomaLogic, Inc. (the “Company”) and Amy Graves, the Company’s Senior Vice President and Chief Accounting Officer, agreed to a transition plan, pursuant to which Ms. Graves will depart from the Company effective June 30, 2023 (the “Departure Date”). In connection with her planned departure, Ms. Graves has stepped down from her role as Chief Accounting Officer, effective March 17, 2023. The Company and Ms. Graves have agreed that her employment with the Company will continue through the Departure Date, at which time she will be eligible for the benefits available under the Company’s Key Employee Severance Plan (the “Plan”) contemplated in the case of a “Qualifying Termination” under the Plan. In addition, Ms. Graves will be eligible to receive: (i) a retention bonus equal to three months’ salary, (ii) an extension of her “COBRA Payment Period” under the Plan by an additional three months, and (iii) an extension of the exercise period for her vested options as of the Departure Date through the two-year anniversary of the Departure Date.

Effective March 17, 2023, the Company appointed Pi Zheng as its Interim Chief Accounting Officer. Mr. Zheng, age 50, previously served as the Company’s Vice President, Internal Audit, leading the company’s internal control over financial reporting implementation beginning in October 2022. Prior to that, from 2016 to 2021, Mr. Zheng served as the Vice President of Enterprise Risk Management and Internal Audit with Cantel Medical Corporation, a global producer of medical equipment. In this role, Mr. Zheng implemented an industry-leading risk management program to mitigate the company’s key risks, as well as modernized the internal audit department. Before that, from 2011 to 2016, Mr. Zheng served in various roles with increasing responsibilities at IDEX Corporation (NYSE: IEX), a global developer and manufacturer of fluidics systems, optics systems, fire and rescue equipment, and other specialty engineered products, including Group VP of Finance, CFO of IDEX Asia, corporate finance director, and head of internal audit. Mr. Zheng, who is currently based in Germany, will continue to be compensated in accordance with the terms of his existing employment arrangement.  Pursuant to his employment agreement, Mr. Zheng is receiving a base salary of EUR23,066.84 per month, and he is eligible for a target annual bonus of 25% of his gross annual salary and certain other customary benefits, including statutory benefits under German law. The foregoing summary of Mr. Zheng’s employment agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated October 18, 2022, between Velocity Global GmbH and Pi Zheng
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SomaLogic, Inc. (Registrant)

By:	/s/ Ruben Gutierrez
Name:	Ruben Gutierrez
Title:	General Counsel

March 23, 2023

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